Exhibit 5.1

24 July 2019

HEADHUNTER GROUP PLC

42 Dositheou, Strovolos,

2028 Nicosia

Cyprus

Ladies and Gentlemen,

We have acted as Cyprus counsel to HEADUNTER GROUP PLC (the “Company”) in connection with a registration statement on Form S-8 to be filed with U.S. Securities and Exchange Commission (the “Registration Statement”) relating to 1,687,500 shares of Euro 0.002 each in the capital of the Company issuable under the Company’s Altered 2018 HeadHunter Unit Option Plan and 1,500,000 shares of Euro 0.002 each in the capital of the Company issuable under the Company’s 2018 HeadHunter Unit Option Plan (together, the “Option Shares,” and the Altered 2018 HeadHunter Unit Option Plan and the 2018 HeadHunter Unit Option Plan, together, the “Option Plans”).

In addition to reviewing the Registration Statement, we have also reviewed the following documents (together with the Registration Statement, the “Inspected Documents”):

(a)	a certificate of incumbency issued by the secretary of the Company dated 19 July 2019 together with the documents referred to therein;

(b)	a certified copy of a resolution of the shareholders of the Company dated 21 March 2018 relating to the disapplication of pre-emption rights; and

(c)	a certified copy of a resolution of the Board of Directors of the Company dated 29 March 2019 approving the adoption of the Option Plans

(such resolutions listed at (b) and (c) above together referred to as the “Resolutions”).

1.	Assumptions

In giving this Opinion, we have assumed:

(a)

that no provision of the laws of any jurisdiction other than Cyprus affects the conclusions in this Opinion; for example, we have assumed that, in so far as any obligation is to be performed in any jurisdiction outside Cyprus its performance will not be illegal or ineffective by virtue of any law of, or contrary to public policy in, that jurisdiction;

(b)	the accuracy and completeness of all factual representations made in the Inspected Documents;

(c)	that those of the Inspected Documents submitted to us as copies conform to the original documents and such original documents are authentic and complete;

(d)	that the shareholders of the Company have waived their pre emption rights in relation to the Option Shares;

(e)	that there are no records or minutes of the Company which are relevant to the transaction which forms the subject of this Opinion other than the Inspected Documents; and

(f)	that no resolution of the Board of Directors of the Company or of the general meeting of the Company shall revoke the Resolutions prior to the issue of the Option Shares.

2.	Opinion:

Subject to the qualifications and considerations set out below and having regard to such other legal considerations as we deem relevant and subject to matters not disclosed to us and to matters of fact which would affect the conclusions set out below, our Opinion on Cyprus law is set out below:

1.	Upon the issue of the Option Shares and upon payment in full of the exercise price for the Option Shares, the Option Shares will have been duly and validly authorized and issued and fully paid.

3.	Qualifications:

This Opinion is subject to the following qualifications and considerations:

(a)

This Opinion is confined solely to the laws of Cyprus in force at the date of this Opinion, and we have made no investigation and no opinion is expressed or implied as to the laws of any other jurisdiction.

(b)	Save as provided herein, we have not made any enquiries or investigations concerning the solvency of any of the parties.

(c)	This Opinion is subject to all limitations resulting from the laws of bankruptcy, insolvency, liquidation and other laws of general application relating to or affecting the rights of creditors.

(d)	We have assumed that all factual representations in the Registration Statement are accurate and complete. We express no view or opinion on any statements of fact made in the Registration Statement.

We hereby consent to the filing of this Opinion in connection with the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Yours truly,

/s/ Antis Triantafyllides & Sons LLC

Antis Triantafyllides & Sons LLC